Exhibit 8.2

EXHIBIT 8.2

April 16, 2010
MIE Holdings Corporation
Suite 406, Block C, Grand Place
5 Hui Zhong Road
Chaoyang District, Beijing 100101
People’s Republic of China
355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
Abu Dhabi	Moscow
Barcelona	Munich
Beijing	New Jersey
Brussels	New York
Chicago	Orange County
Doha	Paris
Dubai	Riyadh
Frankfurt	Rome
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Hong Kong	San Francisco
Houston	Shanghai
London	Silicon Valley
Los Angeles	Singapore
Madrid	Tokyo
Milan	Washington, D.C.

Re: MIE Holdings Corporation
Ladies and Gentlemen:
     We have acted as special United States counsel to MIE Holdings Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) in connection with the issuance and sale by the Company of American Depositary Shares (“ADSs”), representing ordinary shares, par value $0.001 per share (“Ordinary Shares”), of the Company, pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2010 (as so filed and as amended, together with the additional registration statement relating to the Ordinary Shares filed with the Commission pursuant to Rule 462(b) under the Act, the “F-1 Registration Statement”), and a registration statement on Form F-6 under the Act, to be filed with the Commission (as so filed and as amended, the “F-6 Registration Statement,” and together with the F-1 Registration Statement, the “Registration Statements”).
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statements. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquires as we have deemed necessary or appropriate. We have not independently verified such factual matters.
     Based on such facts and subject to the limitations set forth in the Registration Statements, the statements of law or legal conclusions in the Registration Statements under the caption “Taxation—U.S. Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the ADSs or Ordinary Shares.
     We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

April 16, 2010

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statements may affect the conclusions stated herein.
     This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires ADSs or Ordinary Shares), without our prior written consent, which may be granted or withheld in our sole discretion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name under the caption “Legal Matters” in the Registration Statements. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ LATHAM & WATKINS LLP